CUMBERLAND RESOURCES LTD.

Suite 950 - 505 Burrard Street

Box 72, One Bentall Centre
Vancouver, British Columbia, V7X 1M4

INFORMATION CIRCULAR

(Containing information as at April 30, 2004)

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of Cumberland Resources Ltd. (the “Company”) for use at the Annual and Special General Meeting of Shareholders of the Company (and any adjournment thereof) to be held on Thursday the 10th day of June, 2004 at the time and place and for the purposes set forth in the accompanying Notice of Meeting.  While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the regular employees of the Company at nominal cost.  All costs of solicitation by management will be borne by the Company.

In addition, the Company has retained Allen Nelson & Co., a proxy solicitation firm based in Seattle, Washington, as the soliciting agent to assist in the solicitation of proxies for use at the Meeting.  For such services, the Company will pay Allen Nelson & Co. a fee estimated at US$4,000, and will reimburse it for its mailing costs and reasonable out of pocket expenses.

The contents and the sending of this Information Circular have been approved by the directors of the Company.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying form of proxy are directors of the Company.  A MEMBER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A MEMBER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY STROKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY AND INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.  A proxy will not be valid unless the completed form of proxy is received by the Company’s transfer agent, Computershare Trust Company of Canada at 100 University Avenue, 9th Floor Toronto, Ontario  M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the meeting or any adjournment thereof.  No proxy will be valid if deposited after this time or delivered at the meeting.

A shareholder who has given a proxy may revoke it by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company, at Suite 2300, 1055 Dunsmuir Street, P.O. Box 49122, Vancouver, British Columbia V7X 1J1 at any time up to and including the last business day preceding the day of the meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A proxy may also be revoked by delivery of a later dated proxy, containing a revocation clause, in the manner and before the time set out in the previous paragraph.

VOTING OF PROXIES

Common shares represented by properly executed proxies in favour of persons designated in the enclosed form of proxy WILL BE VOTED FOR ALL MATTERS TO BE VOTED ON AT THE MEETING AS SET OUT IN THIS INFORMATION CIRCULAR OR WITHHELD FROM VOTING IF SO INDICATED ON THE FORM OF PROXY.

The common shares represented by proxies will, on any poll where a choice with respect to any matter to be acted upon has been specified in the form of proxy, be voted in accordance with the specification made.

SUCH COMMON SHARES WILL ON A POLL BE VOTED IN FAVOUR OF EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED OR WHERE BOTH CHOICES HAVE BEEN SPECIFIED BY THE SHAREHOLDER.

The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the meeting or any further or other business is properly brought before the meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented to the meeting.

ADVICE TO BENEFICIAL SHAREHOLDERS

Only registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting.  Shareholders who do not hold their common shares in their own name (“Beneficial Shareholders”) are advised that only proxies from Shareholders of record can be recognized and voted at the meeting.  Beneficial Shareholders who complete and return an instrument of proxy must indicate on the proxy the person (usually a brokerage house) who holds their common shares as a registered Shareholder.  Every intermediary (broker) has its own mailing procedure, and provides its own return instructions, which should be carefully followed.  The instrument of proxy supplied to Beneficial Shareholders is identical to that provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder.

If common shares are listed in an account statement provided to a Shareholder by a broker then, in almost all cases, those common shares will not be registered in such Shareholder’s name on the records of the Company.  Such common shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker.  In Canada, the majority of such common shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms).  Common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder.  Without specific instructions, brokers/nominees are prohibited from voting common shares for their clients.  The directors and officers of the Company do not know for whose benefit the common shares registered in the name of CDS & Co. are held.

In accordance with National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Circular and the Proxy to the clearing agencies and intermediaries for onward distribution to Beneficial Shareholders. Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of Shareholders’

meetings unless a Beneficial Shareholder has waived the right to receive meeting materials.  Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting.  Often the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided by the Company to the registered Shareholders.  However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder.  Should a Beneficial Shareholder receiving such a form wish to vote at the Meeting, the Beneficial Shareholder should strike out the names of the Management Proxyholders named in the form and insert the Beneficial Shareholder’s name in the blank provided and return the materials to the broker as directed.

The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications Services (“ADP”).  ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP.  ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares to be represented at the Meeting.  A Beneficial Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote common shares directly at the Meeting – the proxy must be returned to ADP well in advance of the Meeting in order to have the common shares voted.

All references to Shareholders in this Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to Shareholders of record unless specifically stated otherwise.

VOTING COMMON SHARES AND PRINCIPAL HOLDERS THEREOF

Issued and Outstanding

54,413,941 common shares without par value
Authorized Capital                    100,000,000 common shares without par value

Only Shareholders of record at the close of business on April 30, 2004 (the “Record Date”) who either personally attend the meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their common shares voted at the meeting.

On a show of hands, every individual who is present as a Shareholder or as a representative of one or more corporate Shareholders, or who is holding a proxy on behalf of a Shareholder who is not present at the meeting, will have one vote, and on a poll every Shareholder present in person or represented by a proxy, and every person who is a representative of one or more corporate Shareholders will have one vote for each common share registered in his name on the list of Shareholders, which is available for inspection during normal business hours at Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, BC, V6C 3B9 and at the Meeting of Shareholders.

To the knowledge of the directors and senior officers of the Company, there are no persons or companies who beneficially own, directly or indirectly or exercise control or direction over common shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company.

ELECTION OF DIRECTORS

The Board of Directors of the Company presently consists of eight directors.  The term of office of two of the present directors expires at the Annual and Special General Meeting.  In June of 2003, three current directors were re-elected to office for a term of three years each.  In addition, Mr. Richard Colterjohn was elected as an additional director with a two year term.  The persons named below will be presented for election at the meeting as management’s nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees.  Management does not contemplate that any of these nominees will be unable to serve as a director.

(a)

Abraham I. Aronowicz, for a term of 3 years of office from the date of the Annual and Special General Meeting; and

(b)

Michael Kenyon for a term of 3 years of office from the date of the Annual and Special General Meeting.

Pursuant to the Company’s Articles, the Board of Directors may determine the number of directors to be elected, failing such determination the number to be elected shall be the same as the number of directors whose terms expire at the meeting.  The Board of Directors has determined that two directors shall be elected at the meeting.  Set out below as management’s nominees are the two directors whose term will expire.

Each director elected will hold office for one year or for such longer term as may be fixed by ordinary resolution of the members, or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company, or with the provisions of the Corporations Act (British Columbia).  The members will be asked at the Annual and Special General Meeting to pass ordinary resolutions fixing the terms of office of the directors nominated at three years from the date of the Annual and Special General Meeting.

The following table and notes thereto, summarizes the name of each person proposed to be nominated by management for election as a director, the country in which he is ordinarily resident, all offices of the Company now held by him, his principal occupation, the period of time for which he has been a director of the Company, and the number of common shares of the Company beneficially owned by him, directly or indirectly, or over which he exercises control or direction, as at the date hereof.

Nominees for Election as Directors

Name, Position and Municipality of Residence(1)	Principal Occupation and, if not at present an Elected Director, Occupation during the past 5 Years(1)	Period of Service as a Director	Number of Common Shares(2)
J. Michael Kenyon(5) Director Vancouver, B.C.	Geologist; President, CEO and Director of Canico Resource Corp.; Director of the Company since December 5, 1979; Formerly: Director, CFO and Secretary-Treasurer of Redfern Resources Ltd. from 1979 to 2000; President and CEO of Sutton Resources Ltd. from 1979 to 1999, a mineral exploration company.	05-Dec-1979	296,064
Abraham I. Aronowicz(3)(4) Director Vancouver, BC	Independent Businessman; President of EMTWO Properties Inc. since 1982, a real estate company; President of DJA Enterprises since 1985, a real estate company; Director of the Company since June 9, 1994; Formerly: Director of Redfern Resources Ltd. from 1993 – 2000 and Vice-President from 1992 to 2000.	09-Jun-1994	4,132,514

Continuing Directors

Name, Position and Municipality of Residence(1)	Principal Occupation(1)	Period of Service as a Director	Number of Common Shares(2)
Richard Colterjohn(3) Director Toronto, ON	Since April 2002 Managing Partner, Glencoban Capital Management Inc., a merchant banking firm; from April 1992 to April 2002, Director of UBS Warburg and from April 1999 to April 2002, Managing Director, Corporate Finance Dept. UBS Bunting Warburg Inc.	5-June-2003	154,650
Kerry M. Curtis President, C.E.O. & Director Richmond, B.C.	President and Chief Executive Officer of the Company since March 2003; Interim President and Chief Executive Officer of the Company from October 17, 2002 to February 2003; Senior Vice President of the Company from May 1998 to October 2002; formerly Vice-President, Corporate Development from March 1995 to May 1998.	17-Oct-2002	30,000
Glen D. Dickson Director North Vancouver, B.C.	Geologist; President of the Company from February 1994 to October 2002.	07-May-1993	25,615
John A. Greig(3)(4) Chairman & Director Delta, B.C.	Geologist; Director and Chairman of the Company since 1979; Director and Chairman of EuroZinc Mining Corporation from 1999 to 2001 and Director since 2001; Formerly: Director and Chairman of International Vestor Resources Ltd. from 1987 to 1999; Director and Chairman of Redfern Resources Ltd. from 1987 to 1999.	05-Dec-1979	469,824
Jonathan A. Rubenstein(3)(5) Director Vancouver, B.C.	Vice-President & Corporate Secretary and Director of Canico Resource Corp.; Self-employed Mining Industry Consultant from 1999 to 2002; Director of the Company since May 20, 1983.	20-May-1983	67,800
Walter T. Segsworth(4)(5) Co-Chairman & Director West Vancouver, B.C.	Professional Mining Engineer; Formerly: President and Chief Operating Officer of Homestake Mining Company from April 1999 to February 2002 and VP Canadian and later North American Operations from April 1998 to April 1999; President and Chief Executive Officer of Westmin Resources Ltd. from May 1990 to February 1998.	09-May-2002	10,000

(1)

The information as to country of residence and principal occupation, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2)

The information as to common shares beneficially owned or over which a director exercises control or direction, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(3)

Denotes member of Audit Committee.

(4)

Denotes member of Compensation Committee.

(5)

Denotes member of the Corporate Governance Committee.

STATEMENT OF EXECUTIVE COMPENSATION

“Named Executive Officer” means the Chief Executive Officer (“CEO”) of the Company, regardless of the amount of compensation of that individual, each of the Company’s four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recent fiscal year and whose total salary and bonus amounted to $100,000 or more.  In addition, disclosure is also required for any individuals whose total salary and bonus during the most recent fiscal year was $100,000 whether or not they are an executive officer at the end of the fiscal year.

The following table sets forth the compensation awarded, paid to or earned by the Company’s three current executive officers (the “Named Executive Officers”) and one former executive officer during the financial years ended December 31, 2001, 2002 and 2003.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Under Option (#)(2)	Restricted Common Shares or Restricted Share Units ($)	LTIP Payouts ($)	All Other Compen- sation ($)
Kerry M. Curtis President & Chief Executive Officer	2003 2002 2001	166,208 120,000 120,000	30,000 15,000 --	-- 30,000(3) --	185,000 90,000 75,000	N/A N/A N/A	N/A N/A N/A	-- -- --
Michael L. Carroll Chief Financial Officer	2003 2002 2001	87,500 N/A N/A	10,000 N/A N/A	-- N/A N/A	245,000 N/A N/A	N/A N/A N/A	N/A N/A N/A	22,133(4) N/A N/A
Brad Thiele Vice-President, Meadowbank Development	2003 2002 2001	Nil Nil N/A	20,000 -- N/A	-- -- N/A	45,000 80,000 N/A	N/A N/A N/A	N/A N/A N/A	157,300(5) 151,775(5) N/A
Glen D. Dickson(6) former Chief Executive Officer and Director	2003 2002 2001	N/A 106,875 135,000	N/A -- --	N/A -- --	N/A 105,000 75,000	N/A N/A N/A	N/A N/A N/A	N/A 168,750(6) --

(1)

Fiscal years ended December 2001, 2002 and 2003.

(2)

Figures represent options granted during a particular year; see “Aggregate Option” table for the aggregate number of options outstanding at year-end.

(3)

Mr. Curtis was appointed Interim President and CEO on October 17, 2002.  Additional compensation paid to Mr. Curtis for acting as interim President.

(4)

Relocation costs.

(5)

Consulting fees.

(6)

Mr. Dickson resigned as CEO and President on October 15, 2002.  The $168,750 represents a payment on termination.

Long Term Incentive Plan Awards

Long term incentive plan awards (“LTIP”) means “any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one financial year whether performance is measured by reference to financial performance of the Company or an affiliate, or the price of the Company’s common shares but does not include option or stock appreciation rights plans or plans for compensation through restricted common shares or units”.  The Company has not granted any LTIP’s during the past fiscal year.

Stock Appreciation Rights

Stock appreciation rights (“SAR’s”) means a right, granted by an issuer or any of its subsidiaries as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company’s common shares.  No SAR’s were granted or exercised by the Named Executive Officers during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

The following table sets forth information concerning grants of stock options during the financial year ended December 31, 2003 to the Named Executive Officers, pursuant to the rules and policies of The Toronto Stock Exchange and, in accordance with the provisions of the Business Corporations Act (British Columbia) and the Regulations thereunder:

Name	Securities Under Options/SAR’s Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Security)(2)	Market Value of Securities Underlying Options on Date of Grant ($/Security) (2)	Expiration Date
Kerry M. Curtis	125,000 60,000	10.06% 4.8%	$2.65 $4.85	$2.65 $4.85	05-Mar-2008 25-Nov-2008
Michael L. Carroll	200,000	16.1%	$2.45	$2.45	13-May-2013
Brad Thiele	45,000	3.6%	$4.85	$4.85	25-Nov-2008

(1)

Percentage of all options granted during the last fiscal year, including those granted to directors.

(2)

The exercise price of stock options is set at not less than 100% of the closing market value of a common share of the Company on the day prior to the date of grant.  The exercise price of stock options may only be adjusted in the event that specified events cause dilution of the Company’s share capital.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth details of all exercises of stock options during the fiscal year ended December 31, 2003 by the Named Executive Officers and the fiscal year-end value of unexercised options on an aggregated basis:

Name	Securities Acquired on Exercise (#)(1)	Aggregate Value Realized ($)(2)	Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(3)
Kerry M. Curtis	290,000	$664,224	295,000	$471,750
Michael L. Carroll	Nil	Nil	245,000	$374,000
Brad Thiele	Nil	Nil	125,000	$194,600

(1)

Number of common shares of the Company acquired on the exercise of stock options.

(2)

Calculated using the difference between the exercise price and the closing price of common shares of the Company on the Toronto Stock Exchange on the date of exercise.

(3)

Value using the closing price of common shares of the Company on the Toronto Stock Exchange on December 31, 2003 of $4.32 per share, less the exercise price per share.

Pension Plans

The Company does not provide retirement benefits for directors or executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

During the fiscal year ended December 31, 2003, the Company issued an offer letter to each of Kerry Curtis, the President and Chief Executive Officer of the Company and Michael Carroll, the Chief Financial Officer of the Company (the “Initial Offers”).  The Initial Offers established the terms and conditions under which the Company would compensate Messrs. Curtis and Carroll in their roles as President and Chief Executive Officer and Chief Financial Officer, respectively, including their annual salary, option issuances, employee benefit entitlements, special cash bonus incentives upon completion of certain objectives with respect to the Company’s Meadowbank Gold Project (the “Meadowbank Bonuses”), termination benefits and, in the case of Mr. Carroll, monies to be paid in connection with relocating.  The Initial Offers were replaced by formal employment agreements dated December 1, 2003 (the “Formal Agreements”).

The termination benefits provided for in the Formal Agreements include the following:

  a severance payment, in lieu of notice, equal to two years’ annual salary plus two times the average cash bonus received by the employee (excluding the Meadowbank Bonuses) during the three preceding years; and

  in the case of all vested options, extending the exercise period from 30 days after the date of termination to the earlier of the original expiry date or three years from the date of termination.

In the case of a termination or resignation for good cause following the takeover of control, the Formal Agreements provide additional termination benefits, including two year continuation of specified employee benefits;

  acceleration of Meadowbank Bonuses based on specified thresholds; and

  in the case of options held by the employee, removal of all vesting provisions and the elimination of any otherwise applicable accelerated exercise period.

Composition of the Compensation Committee

The Company’s Compensation Committee is comprised of three unrelated directors, Mr. John Greig, Mr. Walter Segsworth and Mr. Abraham Aronowicz.  Messrs. Greig and Segsworth are the non-executive Chairman and Co-Chairman of the Company and do not exercise managerial functions.

Report on Executive Compensation

The Company’s principal goal is to create value for its shareholders.  The Company’s compensation philosophy is based on the objectives of linking the interests of the executive officers with both the short and long-term interests of the Company, of linking executive compensation to the performance of the Company and the individual and of compensating executive officers at a level and in manner that ensures the Company is capable of attracting, motivating and retaining individuals with exceptional executive skills.

The Company’s executive compensation program is administered by the Compensation Committee (the “Committee”) of the board of directors.  The Committee has, as part of its mandate, primary responsibility for making recommendations for approval by the board of directors with respect to the appointment and remuneration of executive officers of the Company.  The Committee also evaluates the performance of the Company’s senior executive officers and reviews the design and competitiveness of the Company’s compensation plans.  The Committee held two formal meetings during 2003.

Executive Compensation

The executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and the long term.  Base salaries are competitive with corporations of a comparable size and stage of development within the gold mining industry, thereby enabling the Company to compete for and retain executives critical to the Company’s long term success.  Incentive compensation is directly tied to corporate and individual performance.  Share ownership opportunities are provided to align the interests of executive officers with the longer term interests of shareholders.  Compensation for each of the Named Executive Officers consists of a base salary, along with annual incentive compensation in the form of a performance based bonus, and a longer term incentive in the form of stock options.

Base Salary

The Committee approves ranges for base salaries for employees at all levels of the Company based on reviews of market data from peer companies in the mineral exploration industry.  The level of base salary for each employee within a specified range is determined by the level of past performance, as well as by the level of responsibility and the importance of the position to the Company.

The Chairman of the Committee prepares recommendations for the Committee with respect to the base salary to be paid to the Chief Executive Officer, Chief Financial Officer and the Vice-President, Meadowbank Development.  The Committee’s recommendations for such base salaries are then submitted for approval by the board of directors of the Company.

Annual Bonus

Senior managers are eligible for annual incentive awards.  Corporate performance, as assessed by the board of directors, determines the aggregate amount of bonus to be paid by the Company to all eligible senior managers in respect of a fiscal year.

The aggregate amount of bonus to be paid will vary with the degree to which targeted corporate performance was achieved for the year.  The individual performance factor allows the Company effectively to recognize and reward those individuals whose efforts have assisted the Company to attain its corporate performance objective.

The Chairman of the Committee prepares recommendations for the Committee with respect to the bonuses to be paid to the Chief Executive Officer and President, the Chief Financial Officer and the Vice-President, Meadowbank Development.  The Committee then submits such bonus recommendations to the board of directors of the Company for its approval.

Stock Options

The Stock Option Plan is designed to give each option holder an interest in preserving and maximizing shareholder value in the longer term, to enable the Company to attract and retain individuals with experience and ability and to reward individuals for current performance and expected future performance.  The Committee considers stock option grants when reviewing executive officer compensation packages as a whole.

The Committee has sole discretion to determine the key employees to whom it recommends that grants be made and to determine the terms and conditions of the options forming part of such grants.  The Committee approves ranges of stock option grants for each level of executive officer.  Individual grants are determined by an assessment of an individual’s current and expected future performance, level of responsibilities and the importance of the position to the Company.

The number of stock options which may be issued under the Stock Option Plan in the aggregate and in respect of any fiscal year is limited under the terms of the Stock Option Plan and cannot be increased without shareholder approval.

Other Compensation

In addition to the base salary, annual bonus and stock option issuances, the Company has established a special cash bonus incentive that is triggered by the completion of certain objectives with respect to the Company’s Meadowbank gold project (the “Meadowbank Bonus”).  As noted under “Termination of Employment, Change in Responsibilities and Employment Contracts” the Meadowbank Bonus currently applies only to Messrs. Curtis and Carroll, however the Company may, in future negotiations with key employees, include the Meadowbank Bonus to such employees’ employment contract.

The foregoing report has been furnished by John Greig, Abraham Aronowicz and Walter Segsworth as of April 30, 2004.

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in common shares of the Company on December 31, 1998 with the cumulative total return of the S&P/TSX Composite Index.

Comparison of Five-Year Cumulative Total Shareholder Return on Common Shares of the Company and the S&P/TSX Composite Index

	Dec. 31 1998	Dec. 31 1999	Dec. 31 2000	Dec. 31 2001	Dec. 31 2002	Dec. 31 2003
Cumberland	100	95	43	45	157	227
S&P/TSX Composite Index	100	130	138	119	102	127

Compensation of Directors

The Company does not compensate its directors in their capacities as such.  Incentive stock options to certain of its directors may be granted during the fiscal year, the details of which are set forth in the following tables.

Option Grants in Last Fiscal Year to Directors Who are Not Named Executive Officers

(as a group)

Name	Securities Under Options/SAR’s Granted (#)(1)	Exercise or Base Price ($/Security)(2)	Market Value of Securities Underlying Options/SAR’s on Date of Grant ($/Security)(3)	Expiration Date
Directors who are not Named Executive Officers (seven)	180,000 (4) 20,000(5) 205,000 (6)	$2.55 $3.56 $4.85	$2.55 $3.56 $4.85	08-Jun-2008 21-Aug-2008 25-Nov-2008

(1)

All options are for a term of 5 years.

(2)

The exercise price of stock options was set according to the rules of the Toronto Stock Exchange.  The exercise price of stock options may only be adjusted in the event that specified events cause dilution of the Company’s share capital.

(3)

The market value of the common shares of the Company on the date of grant is the price at which the Company’s common shares closed for trading on the Toronto Stock Exchange on that day.  Freestanding SAR’s have not been granted.

(4)

These options were granted to Richard Colterjohn as an incentive to join the board of directors.

(5)

These options were granted to Richard Colterjohn as compensation for acting as audit committee chairman.

(6)

These options were subject to vesting provisions whereby 50% of the options granted were exercisable on the date of grant and the remaining 50% of the options granted may not be exercised until after November 25, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

of Directors Who are Not Named Executive Officers (as a group)

Name	Securities Acquired on Exercise (#)(1)	Aggregate Value Realized(2)	Unexercised Options at Fiscal Year-End (#)(3)	Value of Unexercised In-the-Money Options(3)(4)
Directors who are not Named Executive Officers (seven)	815,000	$1,674,075	1,545,000	$3,195,500

(1)

Number of common shares of the Company acquired on the exercise of stock options.

(2)

Calculated using the difference between the exercise price and the closing price of common shares of the Company on the Toronto Stock Exchange on the date of exercise.

(3)

As freestanding SAR’s have not been granted under the Stock Option Plan, the numbers relate solely to stock options.

(4)

Value of unexercised in-the-money options calculated using the closing price of common shares of the Company on The Toronto Stock Exchange on December 31, 2003 year-end, ($4.32) less the exercise price of in-the-money stock options.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS TO THE COMPANY

No director or senior officer of the Company, proposed management nominee for election as a director of the Company or each associate or affiliate of any such director, senior officer or proposed nominee is or has been indebted to the Company or any of its subsidiaries at any time during the Company’s last completed financial year, other than routine indebtedness.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as set forth in this or any previous Information Circular and other than transactions carried out in the normal course of business of the Company or any of its affiliates, none of the directors or senior officers of the Company, a proposed management nominee for election as a director of the Company, any member beneficially owning common shares carrying more than 10% of the voting rights attached to the common shares of the Company nor an associate or affiliate of any of the foregoing persons had since January 1, 2003 (the commencement of the Company’s last completed financial year) any material interest, direct or indirect, in any transactions which materially affected the Company or any of its subsidiaries or in any proposed transaction which has or would materially affect the Company or any of its subsidiaries.

APPOINTMENT OF AUDITORS

Unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the reappointment of Ernst & Young, Chartered Accountants as auditors of the Company and to authorize the directors to fix their remuneration.  Ernst & Young were first appointed auditors of the Company in June 1983.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as set forth in this Information Circular, no director or senior officer of the Company nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of auditors, the approval to the amendment of the Company’s stock option plan, and the ratification of all acts and proceedings of the directors and officers of the Company since the last Annual and Special General Meeting.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Toronto Stock Exchange, on which the Company’s common shares are listed, has issued guidelines on corporate governance procedures for listed companies and requires full and complete annual disclosure of listed companies systems of corporate governance with reference to each of such guidelines (the “Guidelines”).  Where a company’s corporate governance system differs from the Guidelines, each difference and the reason for the difference is required to be disclosed.  The directors of the Company have considered the Guidelines and sought advice from the Company’s solicitors.  On September 5, 2002, the directors of the Company formed a Corporate Governance Committee consisting of three unrelated directors.  Mandates for the Corporate Governance Committee, the Audit Committee and the Compensation Committee as well as a draft Corporate Governance Policy were circulated to the directors on October 9, 2002.  Each of the mandates was formally approved by the board of directors on April 29, 2003.  On August 19, 2003, the board of directors approved a new audit committee charter, which supercedes and replaces the audit committee mandate approved by the board of directors on April 29, 2003.

The Corporation’s approach to corporate governance in the context of the 14 specific Guidelines is set out in the attached Schedule “A”.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Fixing of Directors’ Terms of Office

The management of the Company asks the Members to pass ordinary resolutions to fix the terms of office for directors elected for three years.  The purpose of the proposed ordinary resolution is to firmly establish the current board of directors.

The following terms for the directors are proposed:

(a)

Abraham Aronowicz for a term of 3 years of office from the date of the Annual and Special General Meeting; and

(b)

Michael Kenyon for a term of 3 years of office from the date of the Annual and Special General Meeting.

Members of the Company who do not want longer than one year terms of office for the Company’s directors can vote against the proposed ordinary resolutions fixing the terms of office of the directors.  Such members can vote for the election of the nominees notwithstanding their vote against such longer terms of office.  In the event that the ordinary resolutions are defeated then, nevertheless, any nominees who receive sufficient votes for their election will be elected but, only until the next Annual and Special General Meeting.

Removal of Pre-Existing Company Provisions Under the Company Act (British Columbia) and Amendment to the Articles and Share Capital of the Company Pursuant to the Business Corporations Act (British Columbia)

On March 29, 2004, the British Columbia legislature enacted the Business Corporations Act (the “New Act”) and repealed the Company Act (the “Former Act”), which previously governed the Company.  Under the New Act, all companies which were incorporated, amalgamated or continued under the Former Act must be transitioned under the New Act within two years and the Company’s board of directors has taken the necessary steps in regard to this requirement.  Under the New Act, a company remains subject to “pre-existing company provisions” contained in its corporate documents (the “Provisions”) until the shareholders remove the Provisions by special resolution.  The only Provision which the Company is subject to and which the Company is proposing to amend as part of its New Articles (as noted below), is the threshold for passing a special resolution, which is currently ¾ of the votes cast on the resolution and which the Company is proposing to change to 2/3 of the votes cast on the resolution, to conform to the New Act.

The New Act also amends the form of articles which govern a company and which now include information previously contained in a company’s memorandum.  Management of the Company has therefore established a new set of articles (the “New Articles”) which conform to the requirements of the New Act.  A discussion regarding the main differences between the Company’s current articles (the “Existing Articles”) and the New Articles and a copy of the Company’s proposed New Articles is attached to this information circular as Schedule “B”.

Pursuant to the enactment of the New Act, in order to change the threshold of a special resolution from ¾ to 2/3 and bring the Company’s corporate documents in line with the New Act, the shareholders of the Company are being asked to approve the following special resolutions:

“RESOLVED, as special resolutions that:

(a)

the Provisions be and are hereby removed and no longer apply to the Company;

(b)

the Existing Articles and memorandum of the Company be and are hereby cancelled and the New Articles attached to the Company’s information circular dated April 30, 2004 as Schedule “B”, be and are hereby authorized, approved and adopted as the articles of the Company in substitution for, and to the exclusion of, the Existing Articles and memorandum of the Company;

(c)

the authorized share capital be altered from 100,000,000 common shares without par value to an unlimited number of common shares without par value as set out in section 2.1 of the New Articles attached as Schedule “B” to the Company’s information circular; and

(d)

any one director or officer of the Company be and is hereby authorized to execute and deliver all such documents and instruments, including the Notice of Alteration, and to do such further acts, as may be necessary to give full effect to these special resolutions.

The passing of a special resolution currently requires approval by ¾’s of the votes cast.  In order to pass the above special resolution it must be approved by 75% of the votes cast by shareholders entitled to vote who are represented in person or by proxy at the Meeting who vote in respect of that resolution.

AMENDMENT TO STOCK OPTION PLAN

The Company has a stock option plan (the “Plan”) in place, which was originally approved by the shareholders on June 1, 1995 and was amended, pursuant to shareholder approval on June 3, 1999.  The Plan provides for the issuance of options to purchase up to 5,200,000 common shares of the Company and also provides for an accelerated expiry term (the “Accelerated Term”) on those options held by individuals who are no longer associated with the Company.  The Accelerated Term requires that options held by individuals who resign or are terminated from the Company expire on the earlier of:  (i) the original expiry term; or (ii) 30 days from the date of resignation or termination.

In addition, the Plan contains the following:

1.

options may only be granted to Eligible Persons, such Eligible Persons being any director, officer, employee or consultant of the Company or any of the Company’s associated, affiliated, controlled and subsidiary companies;

2.

the maximum number of shares reserved for option grant may not exceed 5,200,000 common shares;

3.

the maximum number of shares that may be reserved for option grant to any one individual may not exceed 5% of the common shares outstanding on the date of grant;

4.

the maximum number of shares that may be reserved for issuance to insiders of the Company may not exceed 10% of the common shares outstanding on the date of grant;

5.

the maximum number of shares that may be issued to insiders, as a group, within a one year period may not exceed 10% of the common shares outstanding on the date of issuance and the maximum number of shares that may be issued to an individual insider within a one year period may not exceed 5% of the common shares outstanding on the date of issuance;

6.

the exercise period of any option grant will not exceed 10 years from the date of grant;

7.

the exercise price of any options granted will not be less than:

(a)

the closing price of the Company’s common shares on the most senior stock exchange on which the Company’s common shares trade immediately preceding the date of grant; and

(b)

such lesser amount as is permissible under applicable legislation or the rules and regulations of the stock exchanges on which the Company’s common shares are listed for trading; and

8.

the board of directors is authorized to amend, suspend or terminate the Plan in accordance with applicable legislation and subject to any required approval and may also amend or modify any outstanding option  in any manner to the extent that the board of directors would have had authority to initially grant such option subject to consent of the affected participants, prior approval of the relevant stock exchanges and, if applicable, disinterested shareholder approval.

At the meeting, shareholders will be asked to approve a resolution authorizing an amendment to the Plan.  The board of directors has approved an amendment to the Plan designed to limit the number of options available for grant under the Plan to 10% of the Company’s issued capital (5,441,394 shares) by replenishing 2,321,072 common shares which have been issued upon the exercise of options previously granted under the Plan and increasing the number of common shares available for issuance upon the exercise of options granted under such Plan by an additional 241,394 common shares.  Shareholders will be asked at the Meeting to ratify this amendment in the form of the resolution set forth in Schedule “C” to the Information Circular (the “Amendment”).

Prior to the Amendment, the maximum number of shares available under the Plan for issuance was 5,200,000 (which was equal to approximately 20% of the issued and outstanding Common Shares as at June 3, 1999).  As at April 30, 2004, 2,821,128 options remain outstanding and unexercised and 57,800 are available for future grants.  Following receipt of Shareholder approval to the Amendment, the Company would have an aggregate of 5,441,394 common shares available for issuance upon the exercise of options previously granted and options available for granting, which will represent 10% of the Company’s currently issued and outstanding common shares.  No financial assistance is or will be provided to participants in the Plan by the Company to facilitate the purchase of common shares under the Plan.

The Plan is intended to provide the board of directors with the ability to issue options to provide the employees, consultants, officers and directors of the Company with long-term equity-based performance incentives which are a key component of the Company’s executive compensation strategy.  The Company believes it is important to align the interests of management and employees with shareholder interests and to link performance compensation to enhancement of shareholder value.  This is accomplished through the use of stock options whose value over time is dependent on market value.

The text of the resolution is set forth in Schedule “C”.  The Amendment is by way of an ordinary resolution which must be passed by a majority of 50% plus 1 of the votes cast by shareholders entitled to vote who are represented in person or by proxy at the Meeting who vote in respect of that resolution.

It is the intention of the persons named in the enclosed form of proxy, if not expressly directed to the contrary in such form of proxy, to vote the proxy in favour of the resolution set forth in the attached Schedule “C”.

ANY OTHER MATTERS

Management of the Company knows of no matters to come before the meeting other than those referred to in the Notice of Meeting accompanying this Information Circular.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy accompanying this Information Circular to vote the same in accordance with their best judgment of such matters.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement misleading in the light of the circumstances in which it was made.

DATED at Vancouver, British Columbia, this 30th day of April, 2004.

  “Kerry M. Curtis”,

                          “Michael Carroll”,

  Chief Executive Officer

                          Chief Financial Officer

  SCHEDULE  “A”

  STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Compliance with the Guidelines

To enhance disclosure to the Shareholders, the Company’s corporate governance practices in relation to  the Guidelines are specifically set out below.

1.

The board should explicitly assume responsibility for stewardship of the Company.

The Corporate Governance Committee is responsible for overseeing senior management of the Company.  The board of directors is responsible for the conduct of the Company’s affairs generally.

As part of the overall stewardship of the Company, the directors should assume responsibility for:

(a)        adoption of a strategic planning process

In keeping with its mandate, the Corporate Governance Committee has developed a strategic plan for the Company.  The board of directors is responsible for reviewing and approving the Company’s operating plans and budgets as presented by management.

(b)        identification of principal risks and implementation of appropriate systems to manage those risks

The Corporate Governance Committee is responsible for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent practicable.

(c)        succession planning, including appointing, training and monitoring management

Succession planning, including the recruitment, supervision, compensation and performance assessment of the Company’s senior management personnel also falls within the ambit of the Corporate Governance Committee’s responsibilities.

(d)        a communications policy

The Corporate Governance Committee is responsible for ensuring effective communications by the Company with its shareholders and the public and for ensuring that the Company adheres to all regulatory requirements with respect to the timeliness and content of its disclosure.

(e)        the integrity of internal control and management information systems

In keeping with its overall responsibility for the stewardship of the Company, the Audit Committee is responsible for the integrity of the Company’s internal control and management information systems.

2.

The board should be constituted with a majority of individuals who qualify as unrelated directors. An unrelated director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Company.

Seven of the Company’s eight directors are unrelated.  Messrs. Greig and Segsworth are the Chairman and  Co-Chairman but do not perform managerial functions.   Mr. Aronowicz has a large shareholding in the Company but is not a “significant shareholder” under the Guidelines.

3.

The board is required to disclose on an annual basis whether the board has a majority of unrelated directors and the analysis of the application of the principles of supporting this conclusion.

The board consists of a majority of unrelated directors for the purposes of the Guidelines. Of the eight individuals on the Board, the only related director is Mr. Kerry Curtis, who is the CEO and President of the Company.  Each of the remaining seven directors is free of any interest (other than shareholding), business or other relationship which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of the Company.

4.

The board should appoint a committee, the majority of whom are unrelated directors, with responsibility for proposing new nominees to the board and assessing directors.

The Corporate Governance Committee has the mandate for proposing new nominees to the board and assessing new directors.  The Corporate Governance Committee has determined that eight directors is an appropriate number for the Company at present.

5.

Every board should implement a process for assessing the effectiveness of the board as a whole, the board’s committees and individual directors.

The Corporate Governance Committee has the mandate to assess the effectiveness of the board as a whole and its committees and individual directors.

6.

Every company should provide an orientation and education program for new recruits to the board.

The Company has prepared a manual of advice to and key corporate documents and information for all of its directors.

7.

Every board should examine its size and, where appropriate, undertake a program to reduce the number of directors.

The Corporate Governance Committee has determined that eight directors is appropriate for the Company at present.

8.

The board should review the compensation of directors to ensure it adequately reflects the responsibilities and risks involved in being an effective director.

Members of the board are not compensated for acting as such other than through incentive stock options pursuant to the policies of The Toronto Stock Exchange and the Company’s stock option plan.  Members of the board who occasionally perform professional services for the Company do so on an ad hoc and per diem basis.  At present, the board is satisfied that the current arrangements adequately reflect the responsibilities and risks involved in being an effective director of the Company.

9.

Committees of the board should generally be composed of outside directors, a majority of whom are unrelated directors.

Committees of the board consist of an Audit Committee, a Corporate Governance Committee and a Compensation Committee, all of the members of which are outside and unrelated directors.

The Audit Committee

The Audit Committee consists of four outside and unrelated directors, Messrs. Greig, Aronowicz, Colterjohn and Rubenstein.  Mr. Colterjohn acts as Chairman of the Audit Committee.  All members of the Audit Committee are financially literate and at least one member, Mr. Colterjohn, is considered to be a financial expert.

The role of the Audit Committee is to assist the board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to:  (i) the integrity of the Company’s financial statements; (ii) the financial reporting process; (iii) the systems of internal accounting and financial controls; (iv) the performance of the Company’s internal audit function and independent auditors; (v) the independent auditor’s qualifications and independence; and (vi) the Company’s compliance with ethics policies and legal and regulatory requirements.

The principal responsibilities of the Audit Committee include reviewing annual and quarterly financial statements, ensuring that internal controls over accounting and financial systems are maintained and that accurate financial information is disseminated to shareholders, reviewing the results of internal and external audits and any change in accounting procedures or policies, evaluating the performance of the Company’s auditors, pre-approving all audit and non-audit services provided by the auditors and establishing the remuneration of the auditors.

The Compensation Committee

The Compensation Committee consists of three unrelated and outside directors, Messrs Aronowicz, Greig and Segsworth.  The role of the Compensation Committee is primarily to administer the Company’s Employees’ and Directors’ Equity Incentive Plan and to determine the remuneration of executive officers.

The Corporate Governance Committee

The Corporate Governance Committee consists of three unrelated and outside directors, Messrs. Kenyon, Segsworth and Rubenstein.  The role of the Corporate Governance Committee includes overseeing and making recommendations to the board of directors on developing the Company’s approach to corporate governance issues, proposing to the board of directors new nominees to the board of directors and assessing directors and management on an ongoing basis.

10.

Every board should expressly assume responsibility for, or assign to a committee, the general responsibility for, developing the Company’s approach to governance issues.

The Corporate Governance Committee is responsible for developing and implementing the Company’s approach to governance issues.

11.

The board, together with the CEO, should develop position descriptions for the board and for the CEO, involving the definition of the limits to management’s responsibilities. In addition, the board should approve or develop the corporate objective which the CEO is responsible for meeting.

The board and the CEO have not, to date, developed formal, documented position descriptions for the Board and the CEO defining the limits of management’s responsibilities.  The board is currently of the view that the respective corporate governance roles of the board and management, as represented by the CEO, are clear and that the limits to management’s responsibility and authority are reasonably well-defined.

The Corporate Governance Committee is responsible for and has developed a long-term strategic plan for the Company.  The board is responsible for approving annual operating plans recommended by management.  Board consideration and approval is also required for all material contracts and business transactions and all debt and equity financing proposals.  A policy respecting authorizations for spending limits has been prepared for the Company.  The Corporate Governance Committee is responsible for senior executive recruitment and the Compensation Committee is responsible for senior executive compensation.

The board delegates to management, through the CEO, responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company’s business in the ordinary course, managing the Company’s cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements.  The board also looks to the Corporate Governance Committee to furnish recommendations respecting corporate objectives and long-term strategic plans and to management with respect to annual operating plans.

12.

Every board should have in place appropriate structures and procedures to ensure that the board can function independently of management.

The board believes the Company is well served and the independence of the board from management is not compromised.  The board does not, and does not consider it necessary under the circumstances, to have any formal structures or procedures in place to ensure that the board can function independently of management.  The board believes that its current composition, in which only one of eight directors is a member of management, is sufficient to ensure that the board can function independently of management.

13.

The audit committee of every board of directors should be composed of only outside directors.  The roles and responsibilities of the audit committee should be specifically defined.

All members of the Audit Committee are unrelated, outside directors.  The role of the Audit Committee is described in Item 9 above.

14.

The board of directors should implement a system which enables an individual director to engage an outside advisor at the expense of the Company.

Each member of the board understands that he is entitled to seek the advice of an independent expert at the expense of the Company if he considers it warranted under the circumstances.

  SCHEDULE “B”

Set out below is a discussion of the changes proposed under the New Articles.  These proposed changes to the New Articles include a discussion of substantive changes included in the New Articles and changes included that are as a result of changes under the New Act.  The New Articles incorporate a number of non-substantive changes, including the use of the new terminology adopted under the New Act.  For example, “members” are now “shareholders” and “register of members” is now “central securities register” under the New Act.  Many of these terminology and wording changes are not discussed in detail here, as they reflect statutory requirements that the Company cannot alter or amend.

The following is a discussion of the substantive changes proposed in the New Articles.

Borrowing Powers

Under the Existing Articles, the Company may borrow money, issue debt and mortgage, pledge, or give security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).  However, under the New Act, companies are now also permitted, without restriction, to guarantee repayment of money by any other person or the performance of any obligation of any other person.  This change reflects the modernization of corporate legislation to effectively respond to increasingly complex financial transactions that companies may enter into in the course of their business.  As a result, the New Articles propose that the Company also be able to guarantee the repayment of money by any other person or the performance of any obligation of any other person.  Management believes that it is in the best interests of the Company to allow for such a guarantee to permit the Company the maximum flexibility in possible future financial transactions, recognizing the duties directors have to ensure that the guarantee must always be in the best interest of the Company and its shareholders.

Directors Authority to Set Auditor’s Remuneration

Under the New Act, the Company is, subject to shareholder approval, permitted to include in the New Articles authorization for the directors to set the remuneration paid to the auditors of the Company.  The Former Act required the shareholders to set the remuneration or the shareholders to authorize, on an annual basis, the directors to set the remuneration.  Historically, shareholders of the Company have always authorized the directors to appoint the auditors and to set the auditor’s remuneration.  As a result, the inclusion of the authority for directors to set the auditor’s remuneration in the New Articles merely codifies existing practice.  More importantly, however, this change also codifies new corporate governance rules and regulations relating to audit committees and the appointment and remuneration of auditors.

Special Majority for Resolutions

Under the Former Act, the majority of votes required to pass a special resolution at a general meeting was three-quarters of the votes cast on a resolution.  Under the New Act, the Company is authorized to determine whether a special resolution requires two-thirds or three-quarters of the votes cast on a resolution.  The Existing Articles did not state what the majority was for a special resolution, as this matter was dealt with under the Former Act.  The New Articles propose that a special resolution require a majority of two-thirds of the votes cast on a resolution.

Resolutions Required

Under the New Act, the Company is, subject to shareholder approval, now permitted in its New Articles to set out the type of approval required for certain corporate changes.  This change in the New Act reflects an increasing need for companies to react and adapt to changing business conditions, and to have a system in place that allows for quick responses.  Under the New Act, a Company may choose different thresholds of support for specific resolutions, including changes such as the subdivision and consolidation of its shares and Company name changes.  Changes such as subdivision, consolidation and name changes were previously required to be approved by shareholders under the Former Act.  Traditionally, where these changes are proposed between annual general meetings of shareholders, it would require that the Company hold a special general meeting to have the change approved.  This is very expensive for the Company, and results in unnecessary time delays and costs.

As a result, management and the board of directors are proposing that the New Articles provide for the following matters to require a directors’ resolution only, and not require a shareholders’ resolution:

  a subdivision of all or any of the unissued, or fully paid issued, shares;

  a consolidation of all or any of the unissued, or fully paid issued, shares; and

  a change of name of the Company.

Other capital and share structure changes will continue to require shareholder approval.  Management believes that it is in the best interests of the Company to allow directors to pass resolutions to authorize the above changes so that the Company can react and adapt to changing business conditions in a more timely and less costly manner.

Share Issuances

Under the Former Act, the maximum discount or commission payable on the issuance of a share of the Company was 25%.  Under the New Act the Company is, subject to shareholder approval, now permitted to avoid setting a numerical maximum for a discount or commission payable on the issuance of a share but rather limit any discount or commission by a test of reasonableness.  The New Articles provide that the Company be permitted to pay or offer the commission or discount as permitted in the New Act.  Management of the Company believes that the 25% maximum limit should not be set out in the New Articles as such a limit does not consider factual circumstances nor apply a test of reasonableness.  By limiting the discount or commission amounts payable by the test of reasonableness, exercised by directors with a duty to act in the best interest of the Company, the Company is provided greater flexibility in possible future transactions.  In addition, since the Company is a public company, it is subject to the requirements of the TSX on share issuances and discounts and commissions, which requirements are generally far more stringent than the Former Act provisions.

Casting Vote of Chair at Shareholder Meetings

Under the Existing Articles of the Company the chair of a shareholders’ meeting, in the event of an equality of votes, was prevented from having a second or casting vote.  As neither the Former Act nor the New Act provide any restrictions on the chair with respect to having a second or casting vote, management of the Company believes it to be in the best interests of the Company and its shareholders to allow the chair of a meeting of shareholders, where there is an equal vote, on a show of hands and on a poll, to have a second or casting vote in addition to the vote or votes to which the chair is entitled as a shareholder and the Company has included such provision in its New Articles.

The following are changes to the provisions contained in the New Act which have an effect on provisions contained in the Existing Articles:

Officers

Under the Existing Articles, the Company was required to have a least a President and Secretary as officers, and there had to be separate individuals holding those positions.  In addition, the President was required to be director of the Company.  These were requirements under the Former Act.  However, under the New Act, those requirements no longer exist, and as a result, it is proposed that the New Articles remove these requirements.  Management and the board of directors believe that by removing these restrictions the Company is better able to meet its corporate governance obligations as to membership of the board of directors.

Publication of Advance Notice of Meeting

Under the Existing Articles, the Company was required to publish notice of a general meeting of shareholders in the manner required under the Former Act.  Under the New Act, the Company is no longer required to publish notice of general meetings, and recent changes to securities legislation in Canada requires that all public companies, including the Company, post advance notice of a general meeting on www.sedar.com in advance of the record date for the meeting.  As a result, it is proposed that the New Articles remove the requirement to publish advance notice of the meeting.

Share Certificates

Under the Existing Articles, a shareholder is entitled to a share certificate representing the number of shares of the Company he or she holds.  Under the New Act, a shareholder is now entitled to a share certificate representing the number of shares of the Company he or she holds or a written acknowledgement of the shareholder’s right to obtain such a share certificate.  As a result, the New Articles have been amended to provide for this additional right.  The addition of the ability to issue a written acknowledgement is very useful for public companies such as the Company, since it permits flexibility in corporate and securities transmissions.

Disclosure of Interest of Directors

Under the New Act, the provisions relating to the disclosure of interests by directors have been revised and updated.  As directors of the Company are bound by these provisions, the New Articles have deleted reference to the old disclosure of interest provisions and refer to the provisions contained in the New Act.

Indemnity Provision

Under the Former Act, the Company could only indemnify directors where it obtained prior court approval, except in certain limited circumstances.  The Existing Articles provided for the Company to indemnify directors, subject to the requirements of the Former Act.  Under the New Act, the Company is now permitted to indemnify a past or present director or officer of the Company without obtaining prior court approval in respect of an “eligible proceeding”.  An “eligible proceeding” includes any legal proceeding relating to the activities of the individual as a director or officer of the Company.  However, under the New Act, the Company will be prohibited from paying an indemnity if:

(i)

the party did not act honestly and in good faith with a view to the best interests of the Company;

(ii)

the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and

(iii)

the proceeding is brought against the party by the Company or an associated corporation.

As a result, the New Articles propose to allow the Company to indemnify directors, officers, employees and agents, subject to the limits imposed under the New Act.  Management believes that it is in the best interests of the Company to allow the indemnification of directors, officers, employees and agents, subject to the limits and conditions of the New Act.

Authorized Share Capital

Under the Former Act, the Company was required to set a maximum number for its authorized share capital and such number was required to be contained in the Company’s memorandum.  Under the New Act there are no maximum number restrictions and, due to the elimination of the memorandum under the New Act, such authorized share capital must be contained in a company’s articles.  In order to provide the Company with greater flexibility to proceed with equity financings, management has determined that it will alter its authorized share capital from 100,000,000 common shares to an unlimited number of common shares and that such altered authorized share capital will be reflected in its New Articles.

Holding of Annual General Meetings

Under the Former Act, annual general meetings were required to be held within 13 months of the last annual general meeting.  The New Act allows for annual general meetings to be held once in each calendar year and not more than 15 months after the last annual general meeting and accordingly, the Company’s New Articles reflect this provision.

  CUMBERLAND RESOURCES LTD.
  (the “Company”)

  The Company has as its articles the following articles.

  Incorporation number:    201003

  CUMBERLAND RESOURCES LTD
  (the “Company”)

  ARTICLES

1.	Interpretation	1
2.	Shares and Share Certificates	2
3. Issue of Shares	4
4. Share Registers	4
5. Share Transfers	5
6. Transmission of Shares	6
7. Purchase of Shares	6
8. Borrowing Powers	7
9. Alterations	7
10. Meetings of Shareholders	8
11. Proceedings at Meetings of Shareholders	10
12. Votes of Shareholders	14
13. Directors	17
14. Election and Removal of Directors	18
15. Alternate Directors	21
16. Powers and Duties of Directors	23
17. Disclosure of Interest of Directors	23
18. Proceedings of Directors	24
19. Executive and Other Committees	27
20. Officers	28
21. Indemnification	29
22. Dividends	30
23. Documents, Records and Reports	32
24. Notices	32
25. Seal

.

INTERPRETATION

1.1

Definitions

In these Articles, unless the context otherwise requires:

(1)

"board of directors", "directors" and "board" mean the directors or sole director of the Company for the time being;

(2)

"Business Corporations Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)

"legal personal representative" means the personal or other legal representative of the shareholder;

(4)

"registered address' of a shareholder means the shareholder"s address as recorded in the central securities register;

(5)

"seal" means the seal of the Company, if any.

1.2

Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.

SHARES AND SHARE CERTIFICATES

2.1

Authorized Share Structure

The authorized share structure of the Company consists of an unlimited number of common shares without par value.

2.2

Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3

Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4

Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5

Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)

order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)

issue a replacement share certificate or acknowledgment, as the case may be.

2.6

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)

proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)

any indemnity the directors consider adequate.

2.7

Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8

Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9

Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.

ISSUE OF SHARES

3.1

Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2

Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3

Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4

Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)

consideration is provided to the Company for the issue of the share by one or more of the following:

(a)

past services performed for the Company;

(b)

property;

(c)

money; and

(2)

the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5

Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.

SHARE REGISTERS

4.1

Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2

Closing Register

The Company must not at any time close its central securities register.

5.

SHARE TRANSFERS

5.1

Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)

a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)

if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2

Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3

Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4

Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)

in the name of the person named as transferee in that instrument of transfer; or

(2)

if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5

Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6

Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.

TRANSMISSION OF SHARES

6.1

Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2

Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.

PURCHASE OF SHARES

7.1

Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2

Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)

the Company is insolvent; or

(2)

making the payment or providing the consideration would render the Company insolvent.

7.3

Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)

is not entitled to vote the share at a meeting of its shareholders;

(2)

must not pay a dividend in respect of the share; and

(3)

must not make any other distribution in respect of the share.

8.

BORROWING POWERS

The Company, if authorized by the directors, may:

(1)

borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)

guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.

ALTERATIONS

9.1

Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)

by ordinary resolution:

(a)

create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)

if the Company is authorized to issue shares of a class of shares with par value:

(i)

decrease the par value of those shares; or

(ii)

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)

alter the identifying name of any of its shares; or

(e)

otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

(2)

by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

9.2

Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued;

(2)

vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(3)

change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value.

9.3

Change of Name

The Company may by a resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4

Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10.

MEETINGS OF SHAREHOLDERS

10.1

Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2

Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3

Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4

Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)

if and for so long as the Company is a public company, 21 days;

(2)

otherwise, 10 days.

10.5

Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)

if and for so long as the Company is a public company, 21 days;

(2)

otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6

Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7

Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8

Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)

state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)

at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)

during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11.

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1

Special Business

At a meeting of shareholders, the following business is special business:

(1)

at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)

at an annual general meeting, all business is special business except for the following:

(a)

business relating to the conduct of or voting at the meeting;

(b)

consideration of any financial statements of the Company presented to the meeting;

(c)

consideration of any reports of the directors or auditor;

(d)

the setting or changing of the number of directors;

(e)

the election or appointment of directors;

(f)

the appointment of an auditor;

(g)

the setting of the remuneration of an auditor;

(h)

business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)

any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2

Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is 2/3 of the votes cast on the resolution.

11.3

Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4

One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)

the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)

that shareholder, present in person or by proxy, may constitute the meeting.

11.5

Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6

Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7

Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)

in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8

Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9

Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)

the chair of the board, if any;

(2)

if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any; or

(3)

a vice-president, if any.

11.10

Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11

Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12

Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13

Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14

Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15

Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16

Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders, on a show of hands and on a poll, has a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17

Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)

the poll must be taken:

(a)

at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)

in the manner, at the time and at the place that the chair of the meeting directs;

(2)

the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)

the demand for the poll may be withdrawn by the person who demanded it.

11.18

Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19

Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20

Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21

Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22

Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23

Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.

VOTES OF SHAREHOLDERS

12.1

Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)

on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2

Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3

Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)

any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4

Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5

Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)

for that purpose, the instrument appointing a representative must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)

be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)

if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)

the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6

Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7

Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8

Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9

When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)

the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)

the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10

Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)

unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11

Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)

by the chair of the meeting, before the vote is taken.

12.12

Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

   Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13

Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)

received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)

provided, at the meeting, to the chair of the meeting.

12.14

Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)

if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)

if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15

Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.

DIRECTORS

13.1

Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)

if the Company is a public company, the greater of three and the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)

the number of directors set under Article 14.4;

(2)

if the Company is not a public company, the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)

the number of directors set under Article 14.4.

13.2

Change in Number of Directors

If the number of directors is set under Articles 13.1(1)(a) or 13.1(2)(a) subject to Article 14.1:

(1)

the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3

Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4

Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.3

Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.4

Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.5

Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.6

Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.

ELECTION AND REMOVAL OF DIRECTORS

14.1

Election at Annual General Meeting

(1)

At each annual general meeting of the Company all the directors whose term of office expire at such annual general meeting shall cease to hold office immediately before the election of directors at such annual general meeting and the shareholders entitled to vote thereat shall elect to the board of directors, directors as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation as set out below.  A retiring director shall be eligible for re-election;

(2)

Each director may be elected for a term of office of one or more years of office as may be specified by ordinary resolution at the time he is elected.  In the absence of any such ordinary resolution, a director's term of office shall be one year of office. No director shall be elected for a term of office exceeding five years of office.  The shareholders may, by resolution of not less than 3/4 of the votes cast on the resolution, vary the term of office of any director; and

(3)

A director elected or appointed to fill a vacancy shall be elected or appointed for a term expiring immediately before the election of directors at the annual general meeting of the Company when the term of the director whose position he is filling would expire.

14.2

Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)

that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)

that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)

with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3

Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)

the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)

the date on which his or her successor is elected or appointed; and

(4)

the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4

Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5

Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6

Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7

Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8

Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9

Ceasing to be a Director

A director ceases to be a director when:

(1)

the term of office of the director expires;

(2)

the director dies;

(3)

the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)

the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10

Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by resolution of not less than 3/4 of the votes cast on such resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11

Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.

ALTERNATE DIRECTORS

15.1

Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.  Every alternate director shall have a direct and personal duty to the Company arising from his alternate directorship, independent of the duties of the director who appointed him.

15.2

Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3

Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)

will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)

has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a shareholder of that committee as a director, an additional vote in that capacity.

15.4

Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5

Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor and shall be deemed not to have any conflict arising out of any interest, property or office held by the appointor.  An alternate director shall be deemed to be a director for all purposes of these Articles, with full power to act as a director, subject to any limitations in the instrument appointing him, and an alternate director shall be entitled to all of the indemnities and similar protections afforded directors by the Business Corporations Act and under these Articles.  A director shall have no liability arising out of any act or omission by his alternate director to which the appointor was not a party, nor shall an alternate director have liability for any such act or omission by the appointor.  Without limiting the foregoing, no duty to account to the Company shall be imposed upon an alternate director merely because he voted in respect of a contract or transaction in which the appointor was interested or which the appointor failed to disclose, nor shall any such duty be imposed upon an appointor merely because he voted in respect of a contract or transaction in which his alternate director was interested or which such alternate director failed to disclose.

15.6

Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7

Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)

his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)

the alternate director dies;

(3)

the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)

the alternate director ceases to be qualified to act as a director; or

(5)

his or her appointor revokes the appointment of the alternate director.

15.8

Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.

POWERS AND DUTIES OF DIRECTORS

16.1

Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2

Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3

Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

17.

DISCLOSURE OF INTEREST OF DIRECTORS

17.1

Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2

Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3

Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4

Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5

Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6

No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7

Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8

Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.

PROCEEDINGS OF DIRECTORS

18.1

Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2

Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3

Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)

the chair of the board, if any;

(2)

in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)

any other director chosen by the directors if:

(a)

neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)

neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)

the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4

Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5

Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6

Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7

When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)

the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed;

(2)

the director or alternate director, as the case may be, has waived notice of the meeting; or

(3)

the director or alternate director, as the case may be, is not, at the time, in the province of British Columbia.

18.8

Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9

Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10

Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors in office or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11

Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12

Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)

in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consent to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing.  A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.

EXECUTIVE AND OTHER COMMITTEES

19.1

Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1)

the power to fill vacancies in the board of directors;

(2)

the power to remove a director;

(3)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)

such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2

Appointment and Powers of Other Committees

The directors may, by resolution:

(1)

appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)

delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

(a)

the power to fill vacancies in the board of directors;

(b)

the power to remove a director;

(c)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)

the power to appoint or remove officers appointed by the directors; and

(3)

make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3

Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)

conform to any rules that may from time to time be imposed on it by the directors; and

(2)

report every act or thing done in exercise of those powers at such times as the directors may require.

19.4

Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)

revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)

terminate the appointment of, or change the membership of, the committee; and

(3)

fill vacancies in the committee.

19.5

Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)

the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)

a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.

OFFICERS

20.1

Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2

Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)

determine the functions and duties of the officer;

(2)

entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)

revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3

Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4

Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.

INDEMNIFICATION

21.1

Definitions

In this Article 21:

(1)

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

"eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)

is or may be joined as a party; or

(b)

is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)

"expenses" has the meaning set out in the Business Corporations Act.

21.2

Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3

Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4

Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5

Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)

is or was a director, alternate director, officer, employee or agent of the Company;

(2)

is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)

at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)

at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.

DIVIDENDS

22.1

Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2

Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3

No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4

Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5

Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6

Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)

set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)

vest any such specific assets in trustees for the persons entitled to the dividend.

22.7

When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8

Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9

Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10

Dividend Bears No Interest

No dividend bears interest against the Company.

22.11

Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12

Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13

Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

23.

DOCUMENTS, RECORDS AND REPORTS

23.1

Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2

Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.

NOTICES

24.1

Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)

mail addressed to the person at the applicable address for that person as follows:

(a)

for a record mailed to a shareholder, the shareholder's registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)

in any other case, the mailing address of the intended recipient;

(2)

delivery at the applicable address for that person as follows, addressed to the person:

(a)

for a record delivered to a shareholder, the shareholder's registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)

in any other case, the delivery address of the intended recipient;

(3)

sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)

sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)

physical delivery to the intended recipient; or

(6)

as otherwise permitted by any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and all regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

24.2

Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3

Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4

Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5

Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)

mailing the record, addressed to them:

(a)

by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)

at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.

SEAL

25.1

Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)

any two directors;

(2)

any officer, together with any director;

(3)

if the Company only has one director, that director; or

(4)

any one or more directors or officers or persons as may be determined by the directors.

25.2

Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3

Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

SCHEDULE "C"

ORDINARY RESOLUTION OF THE SHAREHOLDERS OF
CUMBERLAND RESOURCES LTD.

(the "Company")

RE:

Amendment to the Company's Stock Option Plan

WHEREAS the Company wishes to replenish the number of common shares available for the grant of options under its Plan, to replace 2,321,072 common shares which have been issued upon the exercise of previously granted options, to increase the number of common shares available for issuance upon the exercise of options by an additional 241,394 common shares and to properly reflect in the Plan the actual number of common shares available for issuance upon the exercise of options granted under the Plan.

NOW THEREFORE BE IT RESOLVED as an Ordinary Resolution that:

1.

The Company is hereby authorized to amend Section 1.4 (a) of the Company's Plan to replace 2,321,072 common shares which have been issued upon the exercise of previously granted options and increase the number of common shares which are available for issuance under the Plan by 241,394 common shares so that an aggregate number of common shares equal to 10% of the Company's issued and outstanding common shares will be available for the issuance of options under the Plan, by deleting Section 1.4 (a) in its entirety and replacing it with the following:

1.4

Shares Reserved

(a)

The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall not exceed 5,441,394 Common Shares or such greater number as may be approved from time to time by the shareholders of the Corporation.  The maximum number of Common Shares  which may be reserved for issuance to any one person under the Plan shall be 5% of the Common Shares outstanding at the time of grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan.  No fractional shares shall be issued.  Please refer to Section 1.9 (d) for the manner in which fractional share value shall be treated."

2.

Any director or officer of the Company is hereby authorized and directed for and in the name of and on behalf of the Company to execute or cause to be executed, whether under corporate seal of the Company or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in connection with the foregoing.